Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Xemod by Sirenza. The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations” (SFAS 141). Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Xemod have been combined with the recorded values of the assets and liabilities of Sirenza in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2002 gives effect to the Xemod acquisition as if it occurred on June 30, 2002. The Sirenza consolidated balance sheet information included therein was derived from its unaudited June 30, 2002 consolidated balance sheet. The Xemod balance sheet information included therein was derived from its unaudited June 30, 2002 balance sheet. The unaudited pro forma condensed combined statement of operations for the fiscal year ended 2001 gives pro forma effect to the acquisition as if the transaction was consummated on January 1, 2001. The information included in the 2001 unaudited pro forma condensed combined statement of operations for the fiscal year ended 2001 includes the condensed consolidated statement of operations of Sirenza for the year ended December 31, 2001 and the statement of operations of Xemod for the year ended October 31, 2001, which were derived from their respective audited statements of operations for such years. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2002 gives pro forma effect to the acquisition as if the transaction was consummated on January 1, 2001. The information included in the unaudited condensed combined statement of operations for the six months ended June 30, 2002 was derived from the unaudited condensed statements of operations of Sirenza and Xemod for this six-month period. Xemod’s unaudited revenues and net loss for the two-month period ended December 31, 2001, which are not presented in the aforementioned unaudited condensed combined statements of operations, were $229,000 and ($981,000), respectively.

The unaudited pro forma condensed combined financial information has been prepared by Sirenza management for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Sirenza and Xemod been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of this Amended Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Sirenza included in its Form 10-K filed March 27, 2002 and Forms 10-Q filed May 15, 2002 and August 14, 2002, respectively, with the Securities and Exchange Commission, and the historical financial statements of Xemod included as Exhibits 99.1 and 99.2 in this Amended Current Report on Form 8-K/A.

SIRENZA MICRODEVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2002
(IN THOUSANDS)

	Historical
	Sirenza Microdevices, Inc.	Xemod Incorporated	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$14,846	$265	(4,816	)(1)	$10,295
Short-term investments	16,043	—	—		16,043
Accounts receivable, net	1,320	62	—		1,382
Inventories	2,020	203	—		2,223
Other current assets	1,048	112	—		1,160

Total current assets	35,277	642	(4,816)		31,103
Property and equipment, net	6,061	1,913	(297	)(2)	7,677
Long-term investments	12,087	—	—		12,087
Investment in GCS	7,500	—	—		7,500
Intangible and other assets	183	104	770	(3)	1,057
Goodwill	—	—	1,125	(4)	1,125

Total assets	$61,108	$2,659	$(3,218)		$60,549

Liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$988	$335	—		$1,323
Accrued expenses	1,668	386	116	(5)	2,170
Deferred margin on distributor inventory	2,809	—	—		2,809
Deferred revenue, current portion	—	348	(348	)(6)	—
Accrued restructuring	1,813	—	393	(7)	2,206
Capital lease obligations, current portion	519	245	—		764

Total current liabilities	7,797	1,314	161		9,272
Capital lease obligations and other long-term liabilities	115	166	—		281

Deferred revenue, long-term portion	—	3,049	(3,049	)(6)	—

Mandatorily redeemable convertible preferred stock	—	25,425	(25,425	)(8)	—

Beneficial conversion features relating to mandatorily redeemable convertible preferred stock	—	612	(612	)(8)	—

Stockholders’ equity (deficit)
Common Stock	30	274	(274	)(8)	30
Additional paid-in capital	128,856		—		128,856
Preferred stock warrants and other		971	(971	)(8)	—
Deferred stock compensation	(1,309)	—	—		(1,309)
Accumulated deficit	(74,381)	(29,152)	26,952	(8)(9)	(76,581)

Total stockholders’ equity (deficit)	53,196	(27,907)	25,707		50,996

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$61,108	$2,659	$(3,218)		$60,549

SIRENZA MICRODEVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED 2001
(IN THOUSANDS)

	Historical
	Sirenza Microdevices, Inc.	Xemod Incorporated	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$19,821	$948	$—		$20,769
Cost of revenues	17,440	2,949	—		20,389

Gross profit (loss)	2,381	(2,001)	—		380
Operating expenses:
Research and development	8,752	6,341	—		15,093
Sales and marketing	5,828	755	—		6,583
General and administrative	4,435	957	—		5,392
Restructuring charges	2,670	—	—		2,670
Amortization of deferred stock compensation	1,398	—	—		1,398
Amortization of purchased intangibles	—	—	190	(10)	190

Total operating expenses	23,083	8,053	190		31,326

Loss from operations	(20,702)	(10,054)	(190)		(30,946)
Interest expense	123	284	—		407
Interest income and other, net	3,575	233	(141	)(11)	3,667

Loss before taxes	(17,250)	(10,105)	(331)		(27,686)
Provision for income taxes	2,336	—	—		2,336

Net loss	$(19,586)	$(10,105)	$(331)		$(30,022)

Net loss per share
Basic	$(0.67)				$(1.03)
Diluted	$(0.67)				$(1.03)
Shares used to compute net loss per share
Basic	29,133				29,133
Diluted	29,133				29,133

SIRENZA MICRODEVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(IN THOUSANDS)

	Historical
	Sirenza Microdevices, Inc.	Xemod Incorporated	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$9,733	$1,157	$—		$10,890
Cost of revenues	3,621	1,332	—		4,953

Gross profit (loss)	6,112	(175)	—		5,937
Operating expenses:
Research and development	3,056	1,396	—		4,452
Sales and marketing	2,431	354	—		2,785
General and administrative	2,381	509	—		2,890
Restructuring charges	—	—	—		—
Amortization of deferred stock compensation	478	—	—		478
Amortization of purchased intangibles	—	—	95	(10)	95

Total operating expenses	8,346	2,259	95		10,700

Loss from operations	(2,234)	(2,434)	(95)		(4,763)
Interest expense	35	179	—		214
Interest income and other, net	544	11	(59	)(11)	496

Loss before taxes	(1,725)	(2,602)	(154)		(4,481)
Provision for income taxes	—	—	—		—

Net loss	$(1,725)	$(2,602)	$(154)		$(4,481)

Net loss per share
Basic	$(0.06)				$(0.15)
Diluted	$(0.06)				$(0.15)
Shares used to compute net loss per share
Basic	29,821				29,821
Diluted	29,821				29,821

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

On August 14, 2002, the board of directors of Sirenza approved the acquisition of Xemod, a fabless designer and manufacturer of RF power amplifier modules and components based on patented lateral double-diffused transistor (LDMOS) technology. The acquisition closed on September 11, 2002.

Pursuant to the terms of the Agreement and Plan of Reorganization dated as of August 15, 2002, by and among Xemod, Sirenza, Xavier Merger Sub, Inc., a California corporation and wholly owned subsidiary of Sirenza (“Merger Sub”), U.S. Bank, N.A. as escrow agent, and Joseph Johnson as securityholder agent (the “Merger Agreement”), Merger Sub was merged with and into Xemod with Xemod continuing as the surviving corporation and a wholly owned subsidiary of Sirenza. The merger consideration was approximately $4.8 million in cash, with additional cash considerations contingent upon the achievement of technology licensing objectives. Sirenza funded the acquisition using cash on hand. The estimated aggregate purchase price of $4.9 million includes an estimate of the direct costs associated with the transaction aggregating approximately $430,000 of which $116,000 are accrued and have not yet been paid.

The acquisition will be accounted for under the purchase method of accounting in accordance with SFAS 141. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Preliminary estimates based on management’s best estimates of the fair values of the assets and liabilities of Xemod have been combined with the recorded values of the assets and liabilities of Sirenza in the unaudited pro forma condensed combined financial information. This allocation is for pro forma purposes only and is subject to change pending completion of an analysis of the fair value of the assets acquired and liabilities assumed. Actual fair values will be based on financial information at the acquisition date.

The purchase price allocation is based on management’s preliminary estimates of the fair values of the tangible and intangible assets, including acquired technology, certain of which has not reached technological feasibility and has no alternative future use. The purchased technology and internal-use software will be amortized on a straight-line basis over three to five years. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the goodwill will not be amortized, but will be subject to evaluation for impairment. The preliminary allocation of the total purchase price paid for the acquisition is summarized as follows (in thousands):

Fair value of net tangible assets acquired	$837
In-process research and development	2,200
Purchased technology	700
Internal use software	70
Goodwill	1,125

Total	$4,932

PRO FORMA ADJUSTMENTS

(1)    To reflect cash consideration paid of approximately $4.8 million, including approximately $314,000 of accrued transaction costs.

(2)    To reflect a fair value adjustment to the property and equipment of Xemod.

(3)    To reflect the valuation of Xemod’s intangible assets.

(4)    To reflect the valuation of Xemod’s goodwill.

(5)    To accrue transaction costs.

(6)    To reflect a fair value adjustment to the deferred revenue of Xemod.

(7)    To reflect employee termination and exit costs in accordance with Emerging Issues Task Force Issue No. 95-3.

(8)    To reflect the elimination of the mandatorily redeemable convertible preferred stock, beneficial conversion features relating to mandatorily redeemable convertible preferred stock and stockholders’ equity accounts of Xemod. There were no transactions between Sirenza and Xemod during the periods presented in the accompanying unaudited condensed combined financial statements.

(9)    To reflect the valuation of in-process research and development. Sirenza will record an immediate write-off of in-process research and development at the consummation of the acquisition. The unaudited pro forma condensed combined statements of operations do not include the charge for in-process research and development of approximately $2.2 million since it is considered a non-recurring charge. The in-process research and development charge will be recorded by Sirenza in the three months ended September 29, 2002.

(10)    To reflect the amortization of purchased technology and internal-use software.

(11)    To reflect the effect of the $4.9 million aggregate purchase price of the acquisition of Xemod on interest income.

RECLASSIFICATIONS

Certain amounts in Xemod’s historical condensed financial information have been reclassified to conform to Sirenza’s historical financial statement presentation.